Exhibit 99

AGREEMENT RELATING TO FILING OF

JOINT STATEMENT PURSUANT TO

RULE 13d-1(k) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

The Undersigned, Andrew R. Dale, Montlake Capital LLC, Montlake Capital Advisor II LLC, Montlake Capital II, L.P. and Montlake Capital II-B, L.P. hereby agree and acknowledge that the information required by this Statement of Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.

Date: June 5, 2019	By:	/s/ Andrew R. Dale
Andrew R. Dale

Montlake Capital LLC

	By:	/s/ Andrew R. Dale
Andrew R. Dale
Managing Director

Montlake Capital Advisor II LLC

	By:	/s/ Andrew R. Dale
Andrew R. Dale
Managing Director

Montlake Capital II, L.P.

	By:	/s/ Andrew R. Dale
Andrew R. Dale
Managing Director, Montlake Capital LLC, managing member of Montlake Capital Advisor II, LLC, general partner

Montlake Capital II-B, L.P.

By:	/s/ Andrew R. Dale
Andrew R. Dale
Managing Director, Montlake Capital LLC, managing member of Montlake Capital Advisor II, LLC, general partner